Exhibit 3.81

ARTICLES OF INCORPORATION	*	UNITED STATES OF AMERICA

	*	STATE OF LOUISIANA

NORMAL LIFE FAMILY SERVICES, INC.	*	PARISH OF ORLEANS

     The undersigned, availing himself of the provisions of the Louisiana .Business Corporation Law does hereby organize himself, his successors and assigns, into a corporation in pursuance of that law, under and in accordance with the following Articles of Incorporation:
ARTICLE I
NAME
     The name of the corporation is:
Normal Life Family Services, Inc.
ARTICLE II
OBJECTS AND PURPOSES
     The objects and purposes for which this corporation is organized and the nature of the :business to be carried on by it are stated and declared to be as follows:
     To enter into any business lawful under the laws of the State Of Louisiana, either for its own account or for the account of others, as, agent, and either, as agent or principal, to enter upon or engage it, any kind of business of any nature whatsoever, in which corporations organized under the Louisiana business Corporations Law may engage; and to the extent not prohibited thereby to enter upon and engage in any kind of business of any nature whatsoever in any other state of the United States of America, any foreign nation, and any territory of any country to the extent permitted by the laws of such other state, nation or territory.

ARTICLE III
CAPITAL
     The aggregate number of shares which this corporation shall have authority, to issue is one-thousand (1,000), all without par value.
ARTICLE IV
INCORPORATOR
     The Incorporator’s name and post office address is:
Bernard H. Bering,
2500 Poydras Center
550 Poydras Street
New Orleans, Louisiana 70130
ARTICLE V
PREEMPTIVE RIGHTS
     The shareholders .shall have preemptive rights.
ARTICLE VI
REVERSION
     Cash, property or share dividends and shares issuable to shareholders in connection with a reclassification of stock which are not claimed by the shareholders thereto within one year after the dividend or redemption print) became payable or the Shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for :the shares to such shareholders within -such time, -shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation’s obligation to pay such dividend or redemption price or issue such shares, as the case maybe, shall thereupon cease; provided that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (a) the payment of :the amount of any cash or property divided or redemption price or (b) the issuance of any shares, ownership of which has reverted to the corporation pursuant hereto, to the entity who or which would be entitled thereto had such: reversion: not occurred.
ARTICLE VII
DIRECTORS
     The number of directors of the corporation shall be such number, not less than two (2) nor greater than five (5), as shall be designated in the by-laws, or if not so designated, as shall be• elected from time to-time by the shareholders. When all of the outstanding shares are held of record by fewer than two (2) shareholders, there need be only as many directors as there are shareholders.
ARTICLE •VIII
SHAREHOLDERS’ CONSENTS
     Consents in writing to corporate action may be signed by the shareholder having that: proportion of the total voting power which would be required to authorize or constitute such action at a meeting of shareholders.
     IN WITNESS WHEREOF, the incorporator has hereunto placed his signature on this ___day of August, 1994.
WITNESSES:

/s/ Bernard H. Berins
BERNARD H. BERINS, INCORPORATOR

STATE	OF	LOUISIANA
PARISH OF ORLEANS
     BE IT KNOWN, That on this 26 clay of August, 1994,
     BEFORE ME, the undersigned authority, duly commissioned, qualified and sworn, within and for the State and Parish aforesaid, personally came and appeared BERNARD H. BERINS, to me known to, be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing instrument of his own free will, his own act and deem, for the uses, purposes and benefits therein expressed.
WITNESSES:

/s/ Bernard H. Berins
BERNARD H. BERINS, INCORPORATOR

NOTARY PUBLIC

New Orleans, Louisiana
August 26, 1994
INITIAL RE PORT OF
NORMAL LIFE FAMILY SERVICES, INC.
     1. The corporation’s registered office is located at and its post office address is:
2500 Poydras Center
650 Poydras Street
New Orleans, Louisiana 70130-6103
     2. The corporation’s registered agent is Bernard H. Bering, 2500 Poydras Center, 650 Poydras Street, New Orleans, Louisiana 70130-6103. The first directors are:
J. Robert- Shaver, 9100 Marksfield Road, Louisville, Kentucky 40222;

Kathryn S. Graham, 9100 Marksfield Road, :Louisville, Kentucky 40222;

Frederic H. Davis, 9100 Marksfield Road, Louisville, Kentucky 40222

/s/ Bernard H. Berins
BERNARD H. BERINS

AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
BY DESIGNATED REGISTERED AGENT
ACT 769 Of 1987
STATE OF LOUISIANA
PARISH OF ORLEANS
     On this 26 day of August, 1994, before me, a Notary Public in and for the State and Parish aforesaid, personally came and appeared Bernard H. Berins, who is to me known to be the person, and who, being duly sworn, acknowledged to me that he does hereby accept appointment as the Registered Agent of Normal Life Family Services, Inc. which is a Corporation authorized to transact business in the State of Louisiana pursuant to the provisions of the Title 12, A Chapter, 1, 2 and 3.

/s/ Bernard H. Berins
BERNARD H. BERINS
Subscribed and sworn to
before me the day, month
and year first above set forth:

NOTARY PUBLIC

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